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                                                                   EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of Waste Management, Inc., of our reports dated December 27, 1996, with respect to the audited financial statements of R&A Bender, Inc., and R&A Bender Property, Ltd., included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated December 10, 1996 (as amended on Form 8-K/A filed February 11, 1997, June 6, 1997 and July 10, 1997), filed with the Securities and Exchange Commission.

                                              /s/ Boyer & Ritter
                                              ---------------------------------

Chambersburg, Pennsylvania
September 22, 1998